Exhibit 10.2

GIGAMON LLC

2009 PERFORMANCE UNIT PLAN

1. Purpose of the Plan. The purpose of this 2009 Performance Unit Plan is to motivate, reward and retain key contributors to Gigamon LLC (the “Company”) by providing a special incentive based on the appreciation in value of the Company at the time of its sale. This Plan is not an equity plan and is intended to provide an incentive payment to selected employees, consultants and directors of the Company.

2. Definitions. As used herein, the following definitions shall apply:

(a) Base Value. The value assigned to a Performance Unit by the Board as of the date of grant pursuant to Section 4(b) of the Plan. The Base Value shall be an independent value determined at the discretion of the Board at the time of grant for the purpose of computing the Distributable Amount payable to Participants under the Plan only.

(b) Board: The Board of Directors of the Company.

(c) Change of Control: Any of the following occurrences by acquisition, merger, consolidation or other transaction:

(i) The acquisition by any person, or more than one person acting as a group, of ownership of units of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or of the total voting power represented by the Company’s then outstanding units, as provided in paragraph (i)(5)(v) of Section 1-409A-3 of 26 CFR Part 1 in effect on the date of adoption of this Plan by the Board;

(ii) The acquisition by any person, or more than one person acting as a group, of all or substantially all of the assets of the Company, provided that such assets have at least a total gross fair market value equal to or more than 90% of the total gross fair market value of all of the assets of the Company immediately before such acquisition (the value of the assets of the Company or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets), as provided in paragraph (i)(5)(vii) of Section 1-409A, except that no “Change of Control” shall occur if the assets are transferred to an entity that is controlled by the unit holders of the Company immediately after the transfer as provided in paragraph (i)(5)(vii)(B) of Section 1-409A-3 of 26 CFR Part 1 in effect on the date of adoption of this Plan by the Board; or

(iii) an IPO.

For the avoidance of doubt, a Change of Control shall not include (i) a change in the state of the Company’s state of incorporation or reincorporation from a limited liability company to a Subchapter C corporation or other corporate entity, or (ii) a capital raising investment by a third party in the Company (excluding an IPO).

(d) Change of Control Date: The closing date of a Change of Control or the close of business on the first day of an IPO.

(e) Company: Gigamon LLC, a Delaware limited liability company

(f) Consultant. Any person, including an advisor, who is engaged by the Company to render consulting or advisory services and is compensated for such services, and any director of the Company, whether compensated for such services or not.

(g) Continuous Status as an Employee or Consultant: The absence of any interruption in or any termination of the employment or consulting relationship with the Company. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Board, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by contract or statute, or unless provided otherwise determined by the Board.

(h) Distributable Amount: The Distributable Amount is the amount payable to Participant upon the occurrence of a Change of Control as provided in Section 11 below.

(i) Employee: Any person, including officers, employed by the Company.

(j) Initial Public Offering: The listing of the company’s securities on a national securities exchange through an initial public offering.

Participant: An Employee or Consultant who has received a grant of Performance Units under the Plan.

(k) Performance Unit Account: The book account established by the Company on its records for each Participant who received a grant of Performance Units under the Plan.

(l) Performance Unit (or Units): A unit representing a right to a future distribution as provided herein. Each Performance Unit shall have a Base Value established by the Board at time of the grant of the Performance Unit to an Employee or Consultant.

(m) Performance Unit Grant: The notice of grant and agreement between the Company and Participant setting forth the number of Performance Units granted to an Employee or a Consultant, vesting schedule, Base Value assigned to each Unit, expiration date and other conditions of such grant as determined by the Board.

(n) Plan: This 2009 Performance Unit Plan.

(o) Redemption Date: The Change of Control Date.

(p) Redemption Value: The value assigned by the Board to a Performance Unit on the Redemption Date in accordance with Section 11.

3. Performance Units Subject to the Plan. The total number of Performance Units authorized to be granted and redeemed under the Plan is 1,536,000 Performance Units. Performance Units that are forfeited under Section 10 below shall, unless the Plan has been terminated, cease to be outstanding and shall become available for future grants under the Plan. It is intended that each Stock Unit represent the economic value accorded to a Share in a Change of Control (after giving effect to the amount payable to holders of Stock Units and net of any deductions in a Change of Control).

4. Powers of the Board.

(a) The Plan shall be administered by the Board or by a Committee designated by the Board to administer the Plan. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused and remove all members of the Committee and thereafter directly administer the Plan. Each grant of a Performance Unit under the Plan shall be documented by a Performance Unit Grant.

(b) The Board or the Committee shall have the authority, in its discretion to interpret the Plan and, subject to the provisions of the Plan: (i) to determine the Employees and Consultants to whom, and the time or times at which, the Performance Units may from time to time be granted, the number of Performance Units to be granted to any individual and the vesting schedule and other conditions; (ii) to determine the Base Value of each individual Performance Unit on the grant date; (iii) to determine the Redemption Value of a Performance Unit in accordance with Section 11 below; (iv) to determine the terms and provisions of each grant of Performance Units (which need not be identical); (v) to make such rules and regulations as it deems necessary for the proper administration of the Plan; (vi) to determine the forms of agreement for use under the Plan; (vii) to make any other determinations with respect to the Plan as it shall deem appropriate, and (viii) to authorize any officer to execute on behalf of the Company any instrument required to effectuate the Board’s grant of Performance Units.

(c) All decisions, determinations and interpretations of the Board shall be final and binding on all Participants.

5. Eligibility.

(a) Performance Units may be offered only to Employees and Consultants selected by the Board or the Committee. A Participant who has been granted Performance Units may, if he or she is otherwise eligible, be offered additional grants of Performance Units, if so granted by the Board or the Committee.

(b) The Plan shall not confer upon any Participant any right with respect to continuation of Participant’s employment or consulting relationship with the Company, nor shall it interfere in any way with a Participant’s right or the Company’s right to terminate a Participant’s employment or consulting relationship with the Company at any time, with or without cause.

6. Term of Plan. The Plan shall become effective upon its adoption by the Board and shall continue until the earlier of (i) ten (10) years from the date of adoption, (ii) the date all Distributable Amounts have been paid out in full or (iii) the date otherwise terminated by the Board. No grant of Performance Units may be made after such termination of the Plan, and Performance Units granted prior to such termination shall terminate at the time the Plan is terminated.

7. Grant of Performance Units.

(a) Whenever the Board shall deem it appropriate to make an offer of Performance Units, written notice shall be given to Participants pursuant to a Performance Unit Grant.

(b) Each grant of Performance Units under the Plan will consist of a specific number of Performance Units. The Board shall establish a Performance Unit Account for each Participant, to which it shall credit the number of Performance Units and other terms of the grant.

8. Vesting of Performance Units. At the discretion of the Board, each Performance Unit may include specific vesting conditions. A Participant shall be entitled to receive the Distributable Amount only with respect to his or her vested Performance Units as of the Redemption Date.

9. Termination of Continuous Status as Employee or Consultant:

(a) Cessation of Vesting. In the event that Participant’s Continuous Status as an Employee or Consultant terminates for any reason (including death or disability of Participant) prior to the Redemption Date, vesting shall cease and all rights to receive distributions with respect to unvested Performance Units granted under the Plan shall cease and be terminated as of the date of such termination of employment or consultancy. In the event that a Consultant has not met any specific vesting requirements set out in their Performance Unit Grant prior to the Redemption Date, any rights to receive distributions with respect to unvested Performance Units granted under the Plan shall cease and be terminated on the earlier of the date such requirements were required to have been met or as of the date immediately prior to such Redemption Date and distributions shall be paid only with respect to Performance Units fully vested as of the Redemption Date.

(b) Termination of Grant. In the event that Participant’s Continuous Status as an Employee or Consultant terminates for any reason (including death or disability of Participant) and a Change of Control does not occur by the third month anniversary after such termination (or such longer period of time as expressly set forth in the Performance Unit Grant) then all vested Performance Units granted to such Participant will terminate and all rights to receive distributions with respect to such vested Performance Units under the Plan will cease and be terminated as of such anniversary date. For purposes of this Plan, the term “termination” in the context of terminating the continuous status of Participant as an employee or consultant means that such individual incurs a separation from service within the meaning of Section 1.409A-1 of 26 CFR Part 1.

10. Forfeiture. Notwithstanding anything to the contrary contained herein or in any notice or agreement between the Company and Participant, in the event that Participant’s Continuous Status as an Employee or Consultant is terminated for cause (as defined below) then all rights to receive distributions with respect to any and all Performance Units (including vested Performance Units) under the Plan shall cease and be forfeited as of the date of such termination. Termination of Continuous Status as an Employee or Consultant for cause will have the meaning set forth in any unexpired employment or consulting agreement between the Company and Participant. In the absence of such a meaning in such an agreement, “cause” means: (i) Participant’s willful failure to substantially perform his or her duties and responsibilities to the Company or violation of a material Company policy; (ii) Participant’s commission of any act or act of fraud, embezzlement, dishonesty, or willful misconduct; (iii) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful breach of any of his or her obligations under any written agreement with the Company; (v) Participant’s conviction of, or plea of nolo contendere to (A) a felony or (B) to any crime involving fraud, theft, or moral turpitude.

11. Distributions; Redemption Date.

(a) Redemption Date shall be the Change of Control Date.

(b) The Company shall, within sixty (60) days of the Redemption Date (and provided the release of claims described below is effective), pay to a Participant the Distributable Amount attributable to his or her vested Performance Units as calculated under subsection (c), provided that the Change of

Control Date occurs prior to the earlier of the (i) expiration date of the grant of the vested Performance Unit as set forth in the Performance Unit Grant, or (ii) the three month anniversary date (or such longer period of time as expressly set forth in the Performance Unit Grant) of the termination of Participant’s Continuous Status as an Employee or Consultant for any reason (other than for cause). The Distributable Amount may be paid, at the discretion of the Company, in cash or stock or other compensation received by the Company or its unit holders pursuant to the Change of Control. No amounts pursuant to this Section 11(b) shall be paid to a Participant until Participant has delivered to the Company an executed general release of claims in favor of the Company and such release is effective.

(c) Amounts distributable under the Plan shall be made only upon a Change of Control. In the case of a Change of Control event described in Section 2(c)(i) or (ii), the Redemption Value per Performance Unit as of the Redemption Date shall be equal to the cash value attributable to each unit received by unit holders in connection with the Change of Control minus any applicable transaction expenses and amounts placed in escrow as a result of the Change of Control (in no event shall the payment amount be less than zero). For the foregoing purpose the “Redemption Value per Performance Unit” means the fair market value of a unit based on the total consideration received by holders of units in the Change of Control (after giving effect to the amount payable to holders of Performance Units). In the case of a Change of Control event described in Section 2(c)(iii), the Redemption Value per Performance Unit shall be equal to a monetary value assigned to each vested Performance Unit as determined by the Board in its sole discretion, and such monetary value may be paid in cash or in the form of an equity award of the Company following its IPO.

(d) The payment of any Distributable Amount pursuant to this Section 11 shall result in the automatic cancellation of the underlying grant of Performance Units as of the Redemption Date. If the Distributable Amount is zero and no Distributable Amount is payable with respect to a Performance Unit as of the Redemption Date, then such Performance Units will be automatically cancelled as of such Redemption Date. Neither Participant, nor any beneficiary of Participant, shall have the right to receive additional or any distributions with respect to such cancelled Performance Units.

(e) Amounts paid with respect to Participant’s Performance Units are subject to applicable withholding taxes. In order to permit the Company to comply with all applicable withholding taxes, the Company may take such action as it deems appropriate to insure that all applicable withholding taxes are withheld from any amounts payable by the Company to Participant. If the Company is unable to withhold such federal and state taxes, for whatever reason, Participant hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law.

(f) In order for a Participant to receive their Redemption Value per Performance Unit the Participant shall be required to execute and not revoke a general release of claims in favor of the Company, with such release in a form provided by the Company.

12. Nontransferability of Performance Units. Performance Units, and the right to receive a distribution with respect thereto, may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.

13. Amendments. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of a Participant under any grant of Performance Units theretofore made, without his or her consent, provided, that such consent shall be deemed to have been given if a majority of then outstanding Performance Units agree in writing to such amendment, alteration, suspension or discontinuation. Any such amendment shall not affect Performance Units already granted and such Performance Units shall remain in effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise between Participant and the Company as set forth in the preceding sentence, which agreement must be in writing and signed by Participant and the Company. For these purposes, an increase or decrease in the number of Performance Units authorized under the Plan pursuant to Section 3 shall not be treated as an impairment to the rights of a Participant.

14. NO RIGHTS AS A MEMBER. PERFORMANCE UNITS DO NOT CONSTITUTE OWNERSHIPUNITS OR INTERESTS OF THE COMPANY. PARTICIPANT SHALL HAVE NO RIGHTS AS A HOLDER OF UNITS OR MEMBERSHIP INTERESTS OF THE COMPANY OR TO RECEIVE ANY UNITS OR MEMBERSHIP INTERESTS OF THE COMPANY BY VIRTUE OF THE PLAN OR ANY GRANT OF PERFORMANCE UNITS UNDER THE PLAN.

15. Source of Distributions. Distributions to Participants under the Plan will be paid from the general assets of the Company, and no separate account, fund or trust will be created as a source for such payments. Participants will not have any interest in any property or assets of the Company and the rights of Participant to any unpaid distributions under the Plan shall be solely those of an unsecured creditor of the Company.

16. Arbitration of Disputes. The parties agree that any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be submitted to the American Arbitration Association (“AAA”) and that a neutral arbitrator will be selected in a manner consistent with its National Rules for the Resolution of Employment Disputes. The arbitration proceedings will allow for discovery according to the rules set forth in the National Rules for the Resolution of Employment Disputes (the “Rules”). All arbitration proceedings shall be conducted in Santa Clara, California. Except as provided by the Rules, arbitration shall be the sole, exclusive and final remedy for any dispute between Participant and the Company. Accordingly, except as provided for by the Rules, neither Participant nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration.